UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2023

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	1-7933	98-1539969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street Dublin 1, Ireland		D01 K0Y8
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 266 6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 4.00% Senior Notes due 2023	AON23	New York Stock Exchange
Guarantees of Aon plc’s 3.50% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.85% Senior Notes due 2027	AON27	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.05% Senior Notes due 2031	AON31	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.60% Senior Notes due 2031	AON31A	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 5.00% Senior Notes due 2032	AON32	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 5.350% Senior Notes due 2033	AON33	New York Stock Exchange
Guarantees of Aon plc’s 4.25% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.45% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.60% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.75% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.90% Senior Notes due 2051	AON51	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 3.90% Senior Notes due 2052	AON52	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2023, the Board of Directors (the “Board”) of Aon plc (the “Company”) appointed Sarah E. Smith as a director of the Company effective April 15, 2023. Ms. Smith will serve until the Company’s 2023 annual general meeting of shareholders, when she is expected to be subject to re-election by a vote of the Company’s shareholders. The Board has appointed Ms. Smith to the Finance Committee of the Board, effective April 15, 2023.

Ms. Smith is a former member of the Management Committee of The Goldman Sachs Group, Inc., a global investment banking, securities and investment management firm. Ms. Smith joined Goldman Sachs in 1996 and was named Managing Director in 1998 and Partner in 2002. During her tenure, Ms. Smith served as the Controller and Chief Accounting Officer of the firm until 2017 and subsequently as the Chief Compliance Officer from 2017 to 2020. Ms. Smith then served as Senior Advisor to Goldman Sachs from 2020 until her retirement in 2021. Ms. Smith also served on several governing committees of the firm, including the Firmwide Risk Committee, the Commitments Committee and the Firmwide Investment Committee. Prior to joining Goldman Sachs, Ms. Smith worked in the National and Audit practices of KPMG in both London and New York and held several finance positions at Bristol-Myers Squibb. Ms. Smith is a member of the Board of Trustees of the Financial Accounting Foundation, the parent organization of the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB) since September 2020. Ms. Smith attended City of London University (Dip. Acc), and is a Fellow of the Institute of Chartered Accountants in England and Wales. Ms. Smith serves as a Trustee of the Nuveen Churchill Private Capital Income Fund and as a board member for three private companies: Klarna Bank A.B., Via Transportation and 98point6.

Ms. Smith will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices (prorated based on her start date), which are generally described in the Company’s Proxy Statement for the Company’s 2022 annual general meeting of shareholders, filed with the Securities and Exchange Commission on April 29, 2022 (the “2022 Proxy Statement”), provided that subsequent to the filing of the 2022 Proxy Statement the Board updated the annual cash retainer and annual equity grants to $145,000 and $210,000, respectively. In addition, the Company will enter into its standard deed of indemnity for directors with Ms. Smith.

There is no arrangement between Ms. Smith and any other person pursuant to which she was selected as a director. There are no related party transactions with the Company that would require disclosure under Item or 404(a) of Regulation S-K in connection with Ms. Smith’s appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2023	AON PLC

	By:	/s/ Julie E. Cho
Julie E. Cho
Assistant Company Secretary